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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated June 12, 2008 with respect to the audited financial statements of Modavox, Inc. for the year ended February 29, 2008.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 1, 2009

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